    As filed with the Securities and Exchange Commission on April 20, 2000.
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               -----------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------
                             ELI LILLY AND COMPANY
             (Exact name of registrant as specified in its charter)
            Indiana                                            35-0470950
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)
                             Lilly Corporate Center
                          Indianapolis, Indiana  46285
                                  317-276-2000
         (Address, including zip code, and telephone number, including area code of each registrant's principal executive offices)
                               -----------------
                            Rebecca O. Kendall, Esq.
                   Senior Vice President and General Counsel
                             Eli Lilly and Company
                             Lilly Corporate Center
                          Indianapolis, Indiana  46285
                                  317-276-2000
           (Name, address, including zip code, and telephone number,
                   including area code of agent for services)
                               -----------------
                                    Copy to:
                              Steven P. Lund, Esq.
                              Dewey Ballantine LLP
                          1301 Avenue of the Americas
                         New York, New York  10019-6092
                               -----------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                               -----------------
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
  Title of Securities       Amount to be       Proposed Maximum       Proposed Maximum      Amount of
   to be Registered         Registered(1)       Offering Price       Aggregate Offering    Registration
                                                  Per Unit(2)           Price (1)(2)           Fee
---------------------------------------------------------------------------------------------------------
debt securities........    $2,000,000,000           100%               $2,000,000,000          $528,000
=========================================================================================================

  (1) In U.S. dollars or the equivalent thereof in foreign currencies or currency units. Such amount shall be increased, if any of the debt securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to $2,000,000,000.
  (2) Estimated solely for the purpose of determining the registration fee.
                               -----------------
          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Issued April 20, 2000
--------------------------------------------------------------------------------

                                [Lilly Logo]
                         Answers That Matter.

--------------------------------------------------------------------------------


                             Eli Lilly and Company


         Debt Securities           You should read the prospectus supplement and
                                   this prospectus carefully before you invest.




This prospectus describes the debt securities that we may issue and sell at various times:

        . our prospectus supplements will contain the specific terms of each series.

        . we can issue debt securities with a total offering price of up to $2,000,000,000 under this prospectus.

        . we may sell the debt securities to or through underwriters, dealers or agents. We may also sell debt securities directly to purchasers.


                              -------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                              -------------------


              The date of this prospectus is ____________ __, 2000

Table Of Contents

     About This Prospectus..................2
     Eli Lilly and Company..................2
     Where You Can Find More Information....3
     Special Note Regarding Forward-
     Looking Statements.....................4
     Use of Proceeds........................6
     Ratio of Earnings from Continuing
     Operations to Fixed Charges............6
     Description of Debt Securities.........6
     Plan of Distribution..................19
     Legal Matters.........................21
     Experts...............................21

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of debt securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell any of the debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

The registration statement that contains this prospectus and the exhibits to the registration statement contain additional information about our company and the debt securities offered under this prospectus. The registration statement and exhibits can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

Eli Lilly and Company

We were incorporated in 1901 in Indiana to succeed to the drug manufacturing business founded in Indianapolis, Indiana, in 1876 by Colonel Eli Lilly. We discover, develop, manufacture and sell products in one significant business segment--pharmaceutical products. Operations of our animal health business segment are not material to our financial statements. Our products are manufactured or distributed through owned or leased facilities in the United States, Puerto Rico and 28 other countries. Our products are sold in approximately 160 countries.

Most of the products we sell today were discovered or developed by our own scientists, and our success depends to a great extent on our ability to continue to discover and develop innovative new pharmaceutical products. We direct our research efforts primarily toward the search for products to diagnose, prevent and treat human diseases. We also conduct research to find products to treat diseases in animals and to increase the efficiency of animal food production.

Our corporate offices are located at Lilly Corporate Center, Indianapolis, Indiana 46285, and our telephone number is (317) 276-2000.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at:

450 Fifth Street, N.W.          7 World Trade Center               Citicorp Center
Washington, D.C.  20549         Suite 1300                         500 West Madison Street
                                New York, New York  10048          Suite 1400
                                                                   Chicago, Illinois  60661

You may also obtain copies of this information at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our SEC filings are available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange you should call (212) 656-5060. Our SEC filings are also available at the office of the Pacific Exchange. For further information on obtaining copies of our public filings at the Pacific Exchange you should call
(415) 393-4000.

The SEC allows us to "incorporate by reference" into this prospectus information which we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede the information in this prospectus and in our other filings with the SEC.

We incorporate by reference our annual report on Form 10-K for the year ended December 31, 1999, that we previously filed with the SEC. Our Form 10-K contains important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of the registration statement and (2) until we have sold all of the debt securities to which this prospectus relates or the offering is otherwise terminated. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

     Shareholder Services Department
     Eli Lilly and Company
     Lilly Corporate Center
     Indianapolis, Indiana  46285
     Tel.:  (317) 276-2000

You should rely only on the information contained in this document, incorporated by reference into this document or set forth in the applicable prospectus supplement. We have not authorized anyone to give you different information. Therefore, if anyone does provide you with different or inconsistent information, you should not rely on it. We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement. We are only offering these debt securities in states where the offer is permitted. The information contained in this prospectus and the applicable prospectus supplement speaks only as of the dates on the front of those documents.

Special Note Regarding Forward-Looking Statements

Some of the information included and incorporated by reference in this prospectus and other written and oral statements made from time to time by us contain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, discussions concerning our potential exposure to market risks, as well as statements expressing our expectations, beliefs, estimates, forecasts, projections and assumptions about the future. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "will," "forecast" and similar words or expressions. Forward-looking statements are only predictions. Our forward-looking statements generally relate to our strategies, financial results, product development and regulatory approval programs, and sales efforts. You should carefully consider forward-looking statements and understand that actual events or results may differ materially as a result of a variety of risks and uncertainties, known and unknown, and other factors facing our company. Many of those factors are noted in conjunction with the forward-looking statements in the text. It is not possible to foresee or identify all factors affecting our forward-looking statements; therefore, investors should not consider any list of factors affecting our forward-looking statements to be an exhaustive statement of all risks or uncertainties.

Although we cannot give a comprehensive list of all factors that may cause actual results to differ from our forward-looking statements, the factors include those noted in our SEC filings incorporated by reference into this prospectus, as well as:

     . competitive factors, including generic competition as patents on key products, such as Prozac, expire;

     . pricing pressures, both in the United States and abroad, primarily from managed care groups and government agencies;

     . new patented products or expanded indications for existing products introduced by competitors, which can lead to declining demand for our products;

     . changes in inventory levels maintained by pharmaceutical wholesalers, which can cause reported sales for a particular period to differ significantly from underlying prescriber demand;

     . economic factors over which we have no control, including changes in inflation, interest rates and foreign currency exchange rates, and overall economic conditions in volatile areas such as Latin America;

     . governmental factors, including laws and regulations and judicial decisions at the state and federal level related to Medicare, Medicaid and health care reform that could adversely affect pricing and reimbursement of our products, and laws and regulations affecting international operations;

     . the difficulties and uncertainties inherent in new product development, including new products that appear promising during development but fail to reach the market or have only limited commercial success as a result of efficacy or safety concerns, inability to obtain necessary regulatory approvals, difficulty or excessive costs to manufacture or infringement of patents or other intellectual property rights of others;

     . delays and uncertainties in the regulatory approval process in the United States and other countries, resulting in lost market opportunity;

     . unexpected safety or efficacy concerns with respect to marketed products, whether or not scientifically justified, that may lead to product recalls, withdrawals or declining sales;

     . legal factors including unanticipated litigation of product liability claims or other liability claims, environmental matters and patent disputes with competitors which could preclude commercialization of products or negatively affect the profitability of existing products. In particular, while we believe that our U.S. patents on Prozac are valid and enforceable, there can be no assurances that we will prevail in the various legal challenges to those patents;

     . changes in tax laws, including laws related to the remittance of foreign earnings or investments in foreign countries with favorable tax rates, and settlements of federal, state, and foreign tax audits;

     . changes in accounting standards promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission, and the American Institute of Certified Public Accountants which are adverse to us; and

     . internal factors such as changes in business strategies and the impact of restructurings and business combinations.

Use of Proceeds

We will use the net proceeds from the sale of the securities for general corporate purposes or for any other purposes described in the applicable prospectus supplement. We may temporarily invest funds that we do not immediately need in marketable securities and short-term investments.

Ratio of Earnings from Continuing Operations to Fixed Charges

Our ratio of earnings from continuing operations to fixed charges for each of the periods indicated is as follows:

                                                               Year Ended December 31,
                                                ---------------------------------------------------
                                                    1999      1998       1997      1996      1995
                                                    ----      ----       ----      ----      ----
Ratio of Earnings from Continuing Operations to
 Fixed Charges..................................    16.1      14.2       12.2       7.4       6.6


The ratio of earnings from continuing operations to fixed charges represents our historical ratio and is calculated on a consolidated basis. This ratio is calculated as follows:


                                                         fixed charges excluding
    income from continuing operations           capitalized interest and preferred stock
               before taxes                 +                   dividends
 ---------------------------------------------------------------------------------------
                                      fixed charges

Fixed charges include interest from continuing operations for all years presented and beginning in 1996, preferred stock dividends.

Description of Debt Securities

We may offer and issue our debt securities from time to time in one or more series. The debt securities are to be issued under an indenture dated February 1, 1991, between us and Citibank, N.A. The indenture does not limit the aggregate principal amount of the debt securities that may be issued under the indenture. The form of the indenture is filed as an exhibit to the registration statement. The indenture incorporates our standard multiple-series indenture provisions, a copy of which is filed as an exhibit to the registration statement. The indenture is subject to and governed by the Trust Indenture Act of 1939. We may enter into one or more additional indentures providing for the issuance of debt securities with one or more banking institutions organized under the laws of the United States of America, any state thereof or such foreign jurisdictions as may be permitted under the Trust Indenture Act, to serve as trustee. The statements made under this heading relating to the debt securities and the indenture are summaries and are not complete. For more complete information, you can review the indenture.

We will describe in an accompanying supplement to this prospectus the particular terms of the debt securities, any modifications of or additions to the general terms of the debt securities and any applicable federal income tax considerations. Accordingly, for a complete description of the terms of the debt securities being offered, please read both the prospectus supplement and the description of debt securities included in this prospectus.

General

The debt securities will be unsecured general obligations of our company. The indebtedness represented by the debt securities will rank equal to all other unsecured and unsubordinated indebtedness of our company. The debt securities may be issued in one or more series. Also, a single series may be issued at various times with different maturity rates and different interest rates. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate ("original issue discount securities") will be sold at a discount below their stated principal amount. This discount may be substantial. We will provide information regarding federal income tax consequences and other special considerations applicable to any original issue discount securities in an applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal, premium, or interest, on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will include in the applicable prospectus supplement information on the restrictions, elections, tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units.

A prospectus supplement relating to a series of debt securities will include the specific terms relating to the offering. These terms will include some or all of the following:

     .  the title;

     .  the aggregate principal amount;

     .  the price or prices at which the debt securities will be sold;

     .  any limit on the aggregate principal amount of a particular series;

     . the date or dates on which or periods during which the debt securities may be issued;

     . the date or dates on which the principal of, and premium, if any, is payable or the method of determining the date or dates;

     . the method by which principal of, and premium, if any, will be determined;

     .  if interest bearing:

        .  the interest rate;

        .  the method by which the interest rate will be determined;

        .  the date from which interest will accrue;

        .  interest payment dates; and

        . the regular record date for the interest payable on any interest payment date;

     . the place or places where the principal of, premium, if any, and interest, if any, shall be payable;

     . if the series of debt securities may be redeemed in whole or in part, at our option, the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the securities;

     . the denominations, if other than $1,000, in which any registered securities of the series shall be issuable;

     . the denominations, if other than $5,000, in which any bearer securities of the series shall be issuable;

     .  if issued as original issue discount securities:

        .  the amount of discount; and

        . federal income tax consequences and other special considerations applicable to original issue discount securities;

     . whether the securities will be issued as registered securities or bearer securities or both, and, if bearer securities are issued:

        . whether such bearer securities are also to be issued as registered securities; and

        .  the manner in which the bearer securities are to be dated;

     . provisions for payment of additional amounts, if any, and whether we will have the option to redeem the debt securities rather than pay the additional amounts and the terms of that option;

     . the index, if any, used to determine the amount of principal of, premium, if any, or interest, if any;

     .  if denominated or payable in a foreign currency:

        .  the currency or currencies  of denomination;

        . the designation of the currency, currencies or currency unit in which payment of principal of, premium, if any, and interest, if any, will be made; and

        .  the designation of the original currency determination agent, if any;

     . whether we will use a global security, the name of the depository for the global security and, if the debt securities are issuable only as registered securities, the terms, if any, upon which interests in the global security may be exchanged for definitive debt securities;

     . the extent to which, or the manner in which, any interest payable on a security in temporary global form on an interest payment date will be paid and the extent to which, or the manner in which, any interest payable on a security in permanent global form on an interest payment date will be paid;

     . if less than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of their maturity;

     . the provisions, if any, relating to the cancellation and satisfaction of the indenture or certain covenants of the indenture prior to the maturity of the debt securities;

     . any deletions, modifications of or additions to the events of default in the indenture; and

     . any other terms or conditions not specified in the indenture. Any such other terms must not conflict with the requirements of the Trust Indenture Act and the provisions of the indenture and must not adversely affect the rights of the holders of any other series of debt securities then outstanding.

We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a resolution of our board of directors or any duly authorized committee of our board of directors or pursuant to a supplemental indenture. All of the debt securities of a series need not be issued at the same time, and may vary as to interest rate, maturity and date from which interest shall accrue. Unless otherwise provided, a series may be reopened for issuance of additional debt securities of such series.

We may issue the debt securities as registered securities, bearer securities, or both. We may issue the debt securities in whole or in part in the form of one or more global securities. One or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or global securities. The prospectus supplement relating to a series of debt securities denominated in a foreign currency or currency unit will specify the denomination thereof.

If we issue bearer securities, we will describe the limitations on the issuance of the bearer securities as well as certain federal income tax consequences and other special considerations applicable to bearer securities in an applicable prospectus supplement.

Exchange, Registration and Transfer

A holder of debt securities in bearer form may, upon written request in accordance with the terms of the applicable indenture, exchange the bearer securities for (1) registered securities (with all unmatured coupons, except as provided below) of any series, with the same interest rate and maturity date (if the debt securities of such series are to be issued as registered securities) or
(2) bearer securities (if bearer securities of such series are to be issued in more than one denomination) of the same series with the same interest rate and maturity date. However, no bearer security will be delivered in or to the United States, and registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount of registered securities of the same series (with the same interest rate and maturity date) of different authorized denominations. If a holder surrenders bearer securities between a record date and the relevant interest payment date, such holder will not be required to surrender the coupon relating to such interest payment date. Registered securities may not be exchanged for bearer securities.

Bearer or registered securities may be presented for exchange, and registered securities, other than a global security, may be presented for transfer, at the office of any transfer agent or at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. The transfer or exchange will be completed upon the transfer agent or the security registrar's satisfaction with the documents of title and identity of the person making the request. Bearer securities, and the coupons, if any, relating to the bearer securities, shall be transferred by delivery of the bearer securities.

Global Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. The global securities will be deposited with, or on behalf of, the depositary named in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form. Global securities may be issued in either temporary or permanent form. Unless and until the global security is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for such global security. If transferred in whole, the following are types of transfers which are allowed for global securities:

     . the depositary may transfer the global security to a nominee of that depositary; or

     . a nominee of the depositary may transfer the global security to the depositary or another nominee of that depositary; or

     . the depositary or any nominee of that depositary may transfer the global security to a successor depositary or a nominee of that successor depositary.

The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of participant institutions that have accounts with the depositary. We or the underwriters, if the debt securities were sold by underwriters, shall designate the accounts to be credited. We will limit ownership of beneficial interests in a global security to participants or persons that may hold interests through participants. We will show ownership of beneficial interests in the global security on records maintained by the depositary. The transfer of the ownership of the global security will be effected only through the records maintained by the depositary. The laws of some states require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the owner of the global security, that depositary or nominee will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security (1) will not be entitled to have debt securities of the series represented by the global security registered in their names, (2) will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form, and (3) will not be considered the owners or holders thereof under the indenture governing the debt securities.

Subject to certain limitations on the issuance of bearer securities which will be described in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the registered owner or the holder of the global security representing those debt securities. None of us, the applicable trustee, any paying agent or the applicable security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for debt securities of a series, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a permanent global security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants. There may be restrictions on receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security. We will describe any such restrictions in the applicable prospectus supplement.

If a depositary for debt securities of a series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within ninety days, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing the debt securities of that series. In addition, we may at any time and in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. If we decide not to have any debt securities of a series represented by a global security, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing such debt securities. Further, if we so provide with respect to the debt securities of a series, each person specified by the depositary of the global security representing debt securities of such series may, on terms acceptable to us and the depositary for such global security, receive debt securities of such series in definitive form. In any such instance, each person so specified by the depositary of the global security will be entitled to physical delivery in definitive form of debt securities of the series represented by the global security equal in principal amount to the person's beneficial interest in the global security. Debt securities of that series so issued in definitive form will be issued (1) as registered securities if the debt securities of that series are to be issued as registered securities, (2) as bearer securities if the debt securities of that series are to be issued as bearer securities or (3) as either registered securities or bearer securities, if the debt securities of that series are to be issued in either form. A description of certain restrictions on the issuance of a bearer security in definitive form in exchange for an interest in a global security will be contained in the applicable prospectus supplement.

Payment and Paying Agents

     Bearer Securities

We will pay principal, interest and premium, if any, on bearer securities in the currency or currency unit designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. At the option of a holder, we will make such payment by a check in the designated currency or currency unit or by transfer to an account in the designated currency or currency unit maintained by the payee with a bank located outside the United States. We will make no payment with respect to any bearer security

     . at the principal corporate trust office of the trustee or any other paying agency maintained by us in the United States by transfer to an account with a bank located in the United States, or

     .  by check mailed to an address in the United States.

However, we may pay principal, interest, and premium, if any, on bearer securities in U.S. dollars at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York, if payment of the full amount thereof at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     Registered Securities

Unless otherwise set forth in the applicable prospectus supplement,

     . we will pay principal and premium, if any, on registered securities in the designated currency or currency unit against surrender of such registered securities at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York,

     . we will pay any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the regular record date for such interest, and

     . we will pay any installment of interest (1) at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York, or (2) by a check in the designated currency or currency unit mailed to each holder of a registered security at such holder's registered address.

We will name in the prospectus supplement the paying agents outside the United States initially appointed by us for a series of debt securities. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments with respect to registered securities. We will also maintain at least one paying agent in a city in Europe so long as any bearer securities are outstanding where bearer securities may be presented for payment and may be surrendered for exchange. However, so long as any series of debt securities is listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, for those series of debt securities.

All moneys we pay to a paying agent for the payment of principal of, premium, or interest on any security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us and the holder of such security entitled to receive such payment will thereafter look only to us for payment thereof.

Concerning the Trustee

The trustee shall, prior to the occurrence of any event of default with respect to the debt securities of any series and after the curing or waiving of all events of default with respect to such series which have occurred, perform only such duties as are specifically set forth in such indenture. During the existence of any event of default with respect to the debt securities of any series, the trustee shall exercise such of the rights and powers vested in it under the indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

The trustee may acquire and hold debt securities and, subject to certain conditions, otherwise deal with us as if it were not trustee under the indenture.

We have lines of credit from the trustee.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to establish, among other things, the form and terms of any series of debt securities issuable under the indenture by one or more supplemental indentures, to (1) add covenants and (2) to provide for security for the debt securities.

With the consent of the holders of not less than a majority of the aggregate principal amount of the debt securities of any series at the time outstanding, we and the trustee may execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture with respect to debt securities of such series or modifying in any manner the rights of the holders of the debt securities of such series.

However, without the consent of the holder of each security so affected, we and the trustee may not (1) extend the fixed maturity, or the earlier optional date of maturity, if any, of any security of a particular series, (2) reduce the principal amount of any security of a particular series, (3) reduce the premium of any security of a particular series, if any, (4) reduce the rate or extend the time of payment of interest, if any, of any security of a particular series, or (5) make the principal thereof or premium, if any, or interest, if any, of any security of a particular series payable in any currency or currency unit other than as provided pursuant to the indenture or in the debt securities of such series.

Also, without the consent of the holders of all debt securities of such series outstanding thereunder, we and the trustee may not reduce the percentage of debt securities of any series, the holders of which are required to consent to any such supplemental indenture.

Certain Covenants of Debt Securities

The indenture contains, among other things, the following covenants:

Limitation on Liens. We will not, and will not permit any of our subsidiaries to, create, assume, allow to exist or allow to be created or assumed any lien on restricted property to secure any of our debts, any debt of any of our subsidiaries or any debt of any other person unless we also secure the debt securities of any series having the benefit of this covenant by a lien equally and ratably with such other debt for so long as such other debt shall be so secured. The indenture contains the following exceptions to that prohibition:

          (1) liens on property of corporations existing when the corporation becomes a subsidiary;

          (2) liens on property of corporations existing on the date of the applicable indenture;

          (3) liens existing on property when the property was acquired or incurred to finance the purchase price, construction or improvement of the property;

          (4) certain liens in favor of or required by contracts with governmental entities; and

          (5) any lien that would not otherwise be permitted by clauses (1) through (4) above, inclusive; provided that after giving effect to the lien, the sum of, without duplication,

               . the aggregate outstanding principal amount of debt secured by such liens otherwise prohibited by the indenture; and

               . the aggregate amount of all attributable debt with respect to outstanding sale and leaseback transactions otherwise prohibited by the indenture does not exceed 15% of our consolidated net tangible assets.

Limitation on Sale and Leaseback Transactions. We will not, and will not permit any of our subsidiaries to, enter into any sale and leaseback transaction on any restricted property unless:

          (1) our company or such subsidiary could incur a lien on such restricted property securing debt in an amount equal to the value of such sale and leaseback transaction under the covenant described in "--Limitation on Liens" above without equally and ratably securing the debt securities; or

          (2) we apply, during the six months following the effective date of the sale and leaseback transaction, an amount equal to the value of the sale and leaseback transaction to the voluntary retirement of long-term indebtedness or to the acquisition of restricted property.

Definitions of Certain Terms

The following are the meanings of terms that are important in understanding the covenants previously described and the covenants described below:

       . "consolidated net tangible assets" means the total assets less current liabilities and intangible assets;

       .  "restricted property" means

            . any manufacturing facility (or portion thereof) owned or leased by us or any of our subsidiaries and located within the continental United States which, in the opinion of the board of directors, is of material importance to our business and our subsidiaries taken as a whole, but no such manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value, before deducting accumulated depreciation, is less than 2% of our consolidated net tangible assets; or

            . any shares of capital stock or indebtedness of any subsidiary owning any such manufacturing facility.

       . "sale and leaseback transaction" means any arrangement with any person providing for the leasing by us or any subsidiary of any restricted property which has been or is to be sold or transferred by us or such subsidiary to such person. However, "sale and leaseback transactions" shall not include (1) temporary leases for a term, including renewals at the option of the lessee of not more than three years, (2) leases between us and a subsidiary or between subsidiaries, (3) leases of a restricted property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the restricted property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(3) of the Internal Revenue Code of 1954.

        . "subsidiary" means any corporation more than 50% of the voting stock of which shall at the time be owned by us or by one or more subsidiaries or by us and one or more subsidiaries, but shall not include any corporation of which we and/or one or more subsidiaries owns directly or indirectly less than 50% of the outstanding stock of all classes having ordinary voting power for the election of directors but more than 50% of the outstanding shares of stock of a class having by its terms ordinary voting power as a class to elect a majority of the board of directors of such corporation.

Because the covenants described above cover only manufacturing facilities in the continental United States, our manufacturing facilities in Puerto Rico are excluded from the operation of the covenants described above.

There are no other restrictive covenants contained in the indenture. The indenture does not contain any provision which will restrict us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not contain any financial ratios, or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision which would require that we repurchase or redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events involving us which may adversely affect the creditworthiness of the debt securities.

Events of Default

The indenture provides that with respect to any series of debt securities, an event of default includes:

      . failure to pay interest when due on the debt securities of such series outstanding thereunder, continued for 30 days,

      . failure to pay principal or premium, if any, when due (whether at maturity, declaration or otherwise) on the debt securities of such series outstanding thereunder,

      . failure to observe or perform any of our covenants in the indenture or the debt securities of such series (other than a covenant included in the indenture or the debt securities solely for the benefit of a series of debt securities other than such series), continued for 60 days after written notice from the trustee or the holders of 25% or more in aggregate principal amount, of debt securities of such series outstanding thereunder,

      .   certain events of bankruptcy, insolvency or reorganization, and

      .   any other event of default as may be specified for such series.

The indenture provides that if an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing, either the trustee or the holders of 25% or more in aggregate principal amount of debt securities of such series outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately. However, if all defaults with respect to the debt securities of such series (other than non-payment of accelerated principal) are cured and there has been no sale of property under any judgment or decree for the payment of moneys due, the holders of a majority in aggregate principal amount of the debt securities of such series outstanding may waive the default and rescind the declaration and its consequences.

The indenture provides that the holders of a majority in aggregate principal amount of the debt securities of any series outstanding under the indenture may, subject to certain exceptions, direct the trustee as to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred upon the trustee. The trustee may on behalf of all holders of debt securities of such series waive any past default and its consequences with respect to debt securities of such series, except a default in the payment of the principal of, premium, if any, or interest, if any, on any of the debt securities of such series.

Holders of any security of any series may not institute any proceeding to enforce the indenture unless the trustee shall have refused or neglected to act for 60 days after a request and offer of satisfactory indemnity by the holders of 25% or more in aggregate principal amount of the debt securities of such series outstanding. However, the right of any holder of any security of any series to enforce payment of the principal of premium, if any, or interest, if any, on his debt securities when due shall not be impaired without the consent of such holder.

The trustee is required to give the holders of any security of any series notice of default with respect to such series known to it within 90 days after the happening of the default, unless cured before the giving of such notice. However, except for defaults in payments of the principal of, premium, if any, or interest, if any, on the debt securities of such series, the trustee may withhold notice if and so long as it determines in good faith that the withholding of such notice is in the interests of the holders of the debt securities of such series.

We are required to deliver to the trustee each year an officers' certificate stating whether such officers have obtained knowledge of any default by our company in the performance of certain covenants and, if so, specifying the nature of such default.

Merger or Consolidation

The indenture provides that without the consent of the holders of any of the outstanding debt securities under the indenture, we may consolidate with or merge into, or transfer or lease substantially all of our assets to, any domestic corporation or we may permit any domestic corporation to consolidate with or merge into us or convey, transfer or lease substantially all of its assets to us provided:

       .  the successor corporation assumes our obligations under the indenture;

       . after giving effect to such transaction, our company or the successor corporation would not be in default under the indenture; and

       .  that certain other conditions described in the indenture are met.

Discharge, Legal Defeasance and Covenant Defeasance

     At our option, we may be discharged, subject to certain terms and conditions, from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer and exchange of debt securities, replace stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or need not comply with certain restrictive covenants of the indenture if:

     (1) we have deposited with the trustee, in trust, money, and in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of debt securities and coupons denominated in a foreign currency, foreign currency government securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money, and U.S. government securities, in an amount sufficient to pay in the currency in which the debt securities are payable all the principal of, and interest on the debt securities on the date such payments are due in accordance with the debt securities; and

     (2) we have delivered to the trustee an opinion of independent counsel of recognized standing or a ruling of the IRS to the effect that such deposit and discharge will not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes.

Governing Law

The indenture and the debt securities for all purposes will be governed by and construed in accordance with the laws of the State of New York.

Plan of Distribution

We may sell the debt securities in four ways: (1) to or through underwriters;
(2) to or through dealers; (3) through agents; and (4) directly or through our subsidiaries to purchasers.

We may distribute debt securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) at market prices prevailing at the time of sale, (3) at prices related to such market prices or
(4) at negotiated prices.

If underwriters are used in the offering of debt securities, the names of the managing underwriter or underwriters and any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the debt securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such debt securities, although such a firm may participate in the distribution of those debt securities under circumstances entitling that firm to a dealer's commission. It is anticipated that any underwriting agreement pertaining to any debt securities will (i) entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent, and (iii) provide that the underwriters generally will be obligated to purchase all debt securities if any are purchased.

We also may sell debt securities to a dealer as principal. If we sell debt securities to a dealer as a principal, then the dealer may resell those debt securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Debt securities also may be offered through agents we may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of the debt securities, we may utilize the services of any available electronic auction system to conduct an electronic "dutch auction" of the debt securities among potential purchasers who are eligible to participate in the auction of such debt securities, if so described in the prospectus supplement.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the debt securities described in the prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities. Underwriters, dealers and agents may engage in transactions with us, or perform services for us in the ordinary course of business.

In connection with the original issuance of debt securities issued as bearer securities, in order to meet the requirements set forth in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D), each underwriter, dealer and agent will agree to certain restrictions in connection with the original issuance of such debt securities. Such restrictions will be described in the applicable prospectus supplement.

Offers to purchase debt securities may be solicited directly by us or through our subsidiaries and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

Legal Matters

The legality of the debt securities will be passed upon for us by Dewey Ballantine LLP, New York, New York, and for any underwriters by counsel as may be specified in applicable prospectus supplements. In rendering such opinion, Dewey Ballantine LLP will be relying as to matters of Indiana law upon the opinion of James B. Lootens, Esq., our Assistant Secretary and Associate General Counsel.

Experts

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
   Securities and Exchange Commission registration fee..........................        $528,000*
   Printing and engraving.......................................................        $ 10,000*
   Accounting services..........................................................        $  5,000*
   Legal services...............................................................        $ 50,000*
   Fees and expenses of Trustee.................................................        $  5,000*
   Rating agency fees...........................................................        $270,000*
   Expenses of qualification under state blue sky laws..........................        $  5,000*
   Miscellaneous................................................................        $  5,000
               Total............................................................        $878,000

___________

   *  Estimated.

Item 15.  Indemnification of Directors and Officers.

The Indiana Business Corporation Law provides that a corporation, unless limited by its articles of incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

To the fullest extent permitted by the Indiana Business Corporation Law, our articles of incorporation provide for indemnification of our directors, officers, and employees against liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil or criminal in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, (a) those persons must have been wholly successful in the claim or action or (b) the board of directors, independent legal counsel or the shareholders must have determined that such persons acted in good faith in what they reasonably believed to be in our best interest, or in the case of conduct not in the individual's capacity with us, did not act in opposition to our best interest. In addition, in any criminal action, such persons must have had no reasonable cause to believe that their conduct was unlawful.

Officers and directors of our company are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, which include claims under the Securities Act.

Item 16.  List of Exhibits.

     1.1--  Form of Underwriting Agreement.*
     1.2--  Form of Distribution Agreement.**
     4.1--  Form of Indenture between us and Citibank, N.A., as Trustee.*
     4.2--  Eli Lilly and Company Standard Multiple-Series Indenture
            Provisions.*
     5.1-- Opinion of Dewey Ballantine LLP as to legality of the debt securities being registered, including consent.
     5.2-- Opinion of James B. Lootens, Esq. as to legality of the debt securities being registered, including consent.
     12.1-- Computation of Ratios of Earnings from Continuing Operations to
            Fixed Charges of Eli Lilly and Company and Subsidiaries.+
     23.1-- Consent of Ernst & Young LLP
     25.1-- Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of Citibank, N.A., as Trustee.
     ___________
   * Incorporated by reference from our registration statement on Form S-3, Registration No. 33-38347.
  ** Incorporated by reference from our registration statement on Form S-3,
     Registration No. 33-56208.
   + Incorporated by reference from Registrant's Form 10-K for the fiscal year ended December 31, 1999.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on April 17, 2000.


                              Eli Lilly and Company

                                   /s/ Sidney Taurel
                              By:  ------------------------------
                                 Name:  Sidney Taurel
                                 Title: Chairman of the Board, President and
                                        Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 17, 2000 by the following persons in the capacities indicated.

Signature                                            Title
/s/ Sidney Taurel
----------------------------------------
Sidney Taurel                                        Chairman of the Board, President, Chief
                                                     Executive Officer, and a Director (principal
                                                     executive officer)

/s/ Charles E. Golden
----------------------------------------             Executive Vice President, Chief
Charles E. Golden                                    Financial Officer, and a Director
                                                     (principal financial officer)

/s/ Arnold C. Hanish
----------------------------------------             Chief Accounting Officer (principal
Arnold C. Hanish                                     accounting officer)

/s/ Steven C. Beering, M.D.
----------------------------------------
Steven C. Beering, M.D.                              Director


/s/ Karen N. Horn, Ph.D.
----------------------------------------
Karen N. Horn, Ph.D.                                 Director

Signature                                            Title


----------------------------------------

/s/ Alfred G. Gilman, M.D., Ph.D.
----------------------------------------
Alfred G. Gilman, M.D., Ph.D.                 Director

/s/ Kenneth L. Lay, Ph.D.
----------------------------------------
Kenneth L. Lay, Ph.D.                         Director

/s/ Franklyn G. Prendergast, M.D., Ph.D.
----------------------------------------
Franklyn G. Prendergast, M.D., Ph.D.          Director

/s/ Kathi P. Seifert
----------------------------------------
Kathi P. Seifert                              Director

/s/ August M. Watanabe, M.D.
----------------------------------------
August M. Watanabe, M.D.                      Director

/s/ Alva O. Way
----------------------------------------
Alva O. Way                                   Director

INDEX TO EXHIBITS


Exhibit
Number                                   Exhibit
------                                   -------

     1.1--  Form of Underwriting Agreement.*
     1.2--  Form of Distribution Agreement.**
     4.1--  Form of Indenture between us and Citibank, N.A., as Trustee.*
     4.2--  Eli Lilly and Company Standard Multiple-Series Indenture
            Provisions.*
     5.1-- Opinion of Dewey Ballantine LLP as to legality of the debt securities being registered, including consent.
     5.2-- Opinion of James B. Lootens, Esq. as to legality of the debt securities being registered, including consent.
     12.1-- Computation of Ratios of Earnings from Continuing Operations to
            Fixed Charges of Eli Lilly and Company and Subsidiaries.+
     23.1-- Consent of Ernst & Young LLP
     25.1-- Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of Citibank, N.A., as Trustee.
     ___________
   * Incorporated by reference from our registration statement on Form S-3, Registration No. 33-38347.
  ** Incorporated by reference from our registration statement on Form S-3,
     Registration No. 33-56208.
   + Incorporated by reference from Registrant's Form 10-K for the fiscal year ended December 31, 1999.